Exhibit 99.1

FOR IMMEDIATE RELEASE:

Investor Relations Contact:
Kevin Bailey
601-607-4452, KevinBailey@BankPlus.net

Media Contact:
Rob Armour
601-898-4869, RobArmour@BankPlus.net

BancPlus Corporation Announces Quarterly Cash Dividend

RIDGELAND, Miss. (April 21, 2021) – BancPlus Corporation, the holding company for BankPlus, today announced that on April 20, 2021, its Board of Directors declared a quarterly cash dividend of $0.38 per share of its common stock equivalent to an annualized dividend of $1.52 per share. The cash dividend will be paid on June 15, 2021, to shareholders of record as of the close of business on May 28, 2021.

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About BancPlus Corporation
BancPlus Corporation is the holding company of BankPlus. Founded in 1909, BankPlus is one of the Southeast’s premier regional banks serving consumers and businesses with the latest technology through a full suite of financial services, including retail banking, commercial banking, mortgage lending and wealth management. With over $4.9 billion in total assets, BankPlus operates 79 financial centers throughout Mississippi, Alabama and Louisiana. For more information about BankPlus, visit www.bankplus.net.

Source: BancPlus Corporation

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995 about BancPlus Corporation (the “Company,” “we,” or “our”). Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations, and are subject to risks and uncertainties. These statements often, but not always, are preceded by, are followed by or otherwise include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “seek,” “plan,” “can,” “should,” “could,” “would,” “will,” “to be,” “predict,” “potential,” “may,” “likely,” “will likely result,” “target,” “project” and “outlook” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, based on certain assumptions and beliefs of the Company’s management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements based on factors including the effects of the COVID-19 pandemic and actions taken in response thereto on our business, financial conditions and results of operations, and other risks and uncertainties set forth in the Company’s filings with the U.S. Securities and Exchange Commission from time to time. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or revise any forward-looking statement, whether written or oral, and whether as a result of new information, future developments or otherwise, except as specifically required by law.